                                                                       EX-99.B16

   SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS VANGUARD/PRIMECAP FUND

1. AVERAGE ANNUAL TOTAL RETURN (As of December 31, 1996)

    P (1 + T)n = ERV

  Where:              P = a hypothetical initial payment of $1,000

                      T = average annual total return

                      N = number of years

                    ERV = ending redeemable value at the end of the period


EXAMPLE:
--------
ONE YEAR
--------
   P                                =                                                             $1,000.00
   T                                =                                                             +18.31%
   N                                =                                                             1
 ERV                                =                                                             $1,183.09
 FIVE YEAR
 ---------
   P                                =                                                             $1,000.00
   T                                =                                                             +18.10%
   N                                =                                                             5
 ERV                                =                                                             $2,297.28
 TEN YEAR
 --------
   P                                =                                                             $1,000
   T                                =                                                             +15.02%
   N                                =                                                             10
 ERV                                =                                                             $4,050.85
--------

2. YIELD (30 Days Ended December 31, 1996)

               a-b
               ---
    Yield = 2[( + 1 )/6/ - 1]
               c X d

  Where:      a = dividends and interest paid during the period

              b = expense dollars during the period (net of reimbursements)

              c = the average daily number of shares outstanding during the period

              d = the maximum offering price per share on the last day of the period

  Example     a =
                  $3,806,077.33

              b =
                  $1,939,055.74

              c =

                  137,885,573.164

              d =

                  $30.36

          Yield =

                  0.54%